                                                                    Exhibit 99.2

         TERAYON ACCELERATES CABLE OPERATORS TRANSITION TO `ALL DIGITAL'
                        NETWORKS WITH NEW CP 7600 DECODER

 CP 7600 Enables Operators to Reduce Analog Equipment and Push it to the "Edge"

Santa Clara, California - May 3, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading provider of broadband access, delivery and management solutions, is helping cable television operators accelerate their transition their networks to all digital operation with its new CP 7600 professional grade digital-to-analog multichannel integrated decoder (MID).

      "Enabling cable operators to smoothly and seamlessly transition to the `all digital' future is a priority for Terayon and our new CP 7600 is the latest example of our innovation in this effort," said Jeff Barco, vice president and general manager, Terayon's Digital Video Solutions group. "The CP 7600 enables operators to optimize their digital infrastructure by reducing the need for analog equipment and pushing what is needed to the `edge' of their networks. This in turn will allow operators to focus their efforts on transitioning the rest of the networks to all digital operation."

      Cable operators currently transport duplicate digital and analog programming line-ups in order to support their separate digital and analog video subscribers. This `dual carriage' traditionally requires operators to have both digital and analog transmission equipment in their central headends, but using a CP 7600 an operator can eliminate the need for this costly analog equipment. This is accomplished by operators sending all of their programming digitally from their central headends to their outlying hubs, where CP 7600s decode the programming to analog for delivery to analog subscribers. Eliminating inefficient analog transport and delivering content digitally will enable operators to distribute as much as 10 times the programming using the same amount of bandwidth.

      The architecture enabled by the CP 7600 allows operators to support their legacy analog subscribers while focusing their attention on completing their transition to all digital networks. As the digital transition progresses, this architecture allows for the integration of digital ad servers to provide seamless, consistent and cost-effective advertising on both the digital and analog tiers simultaneously.

POWER IN A SMALL PACKAGE

      The CP 7600 is a professional grade MID, capable of decoding up to six MPEG-2 digital video services to baseband while ensuring optimum picture and sound quality. When an operator needs to decode more than six programs, a Terayon DM CherryPicker(TM) statistical remultiplexer can be used to de-aggregate larger amounts of content and then route this video to multiple CP 7600s for decoding.

      The CP 7600 supports dual-balanced audio, so operators can provide a primary and secondary audio channel for each program. This is particularly important when an operator needs to provide programming in more than one language.

      At one rack unit (RU) in height, the CP 7600 is exceptionally compact and ideal for crowded hubs or secondary headends where space is at a premium.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides broadband access, delivery and management solutions for broadband providers who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                                       ###

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in new or specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.